LICENSE AGREEMENT
                                -----------------

                  This Agreement is entered into this 30th of March, 1999 by and between QSound Labs, Inc., an Alberta corporation with principal offices at 400
- 3115 12th Street NE, Calgary, Alberta T2E 7J2 Canada ("QSL") and New Age Cities.com Inc., a Florida corporation with principal offices at 4910 Blue Lake Drive, Boca Raton FL 33431 ("Licensee").

                  WHEREAS QSL is in the business of distributing Internet product marketing systems consisting of proprietary Internet affiliate marketing program and browser-based Internet store software;

                  AND WHEREAS Licensee is in the business of operating a World Wide Web site relating to certain information, products and services, and Licensee desires to obtain from QSL a non-exclusive license under QSL's intellectual property rights to use QSL's affiliate marketing program and Internet store software in connection with such site;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is mutually covenanted and agreed as follows:

1.00     Definitions

1.01 "Agreement" means this License Agreement and Schedules "A" and "B" which are incorporated into and form part of this Agreement.

1.02 "Affiliate Program" means QSL's Internet Affiliate Marketing System which is described in Schedule "A" hereto.

1.03 "Internet Store" means QSL's Virtual Spin Internet Store System which is described in Schedule "A" hereto.

1.04 "QSL Intellectual Property" means all patents, patent applications, copyrights, and other intellectual property rights in all countries of the world which are owned by QSL, or licensed to QSL with the right to grant sublicenses of the scope herein granted without payment of royalties, and which relate to the Affiliate Program and the Internet Store and which are necessary to implement the license granted to Licensee hereunder.

1.05 "Website" means Licensee's World Wide Web site www.newagecities.com which is the gateway for New Age-related information, chat rooms, third party website links, products and services.

1.06 "Software" means the software, in object code format only, provided by QSL to Licensee relating to the Affiliate Program and the Internet Store.

1.07 "Term" means the term of this Agreement and of the rights granted hereunder, as set out in section 2.03 hereof.

2.00     Grant of License/Upgrades/Term/Exclusivity
         ------------------------------------------

2.01 License. Subject to the terms and conditions of this Agreement, QSL hereby grants to Licensee a non-exclusive, non-transferable, world-wide right and license under the QSL Intellectual Property Rights, to use the Software, solely in conjunction with the Website: i) to establish and operate one or more Affiliate

Programs; ii) to establish and operate one or more Internet Stores; and iii) to distribute Internet Stores to third party customers.

2.02 Upgrades/Enhancements. QSL agrees to provide to Licensee upgrades and enhancements developed by QSL during the term of this Agreement on the same basis as QSL generally provides such upgrades and enhancements to its other licensees who license the Software provided that if QSL does not license the Software to third parties, then on terms to be negotiated in good faith by QSL and by Licensee.

2.03 Term. The term of this Agreement shall commence on the date set forth above and shall terminate upon termination of this Agreement as set forth in
Article 7.00 hereof.

2.04 Exclusivity. Customer agrees that during the term of this Agreement Customer shall not enter into any agreements with any third party for technology similar to the Software.

3.00     Customization/Support
         ---------------------

3.01 Customization/Implementation: QSL shall provide services to Licensee as specified below:

a) Customization and implementation of Affiliate Program;

b) Customization and implementation of Internet Store version 4.5;

c) Implementation of new Affiliate Program and Internet Store features as generally made available to QSL's customers, or at fees and on terms to be negotiated in good faith, as appropriate;

d) Technical maintenance support services for Affiliate Program and Internet Store; and

e) Credit card verification and authorization services for the Affiliate Program and the Internet Store, if requested.

All customization shall be based upon Customer's specifications, which shall be provided by QSL to Customer within 7 days of the date of this Agreement.

Customization, implementation and support services pursuant to a), b) and c) shall be at no additional fees for the first aggregate 100 hours of service. Thereafter QSL shall provide technical services as reasonably required to operate the Affiliate Program and the Internet Store: i) for a period of 90 days following the date of this Agreement at fifty (50%) percent (not to exceed $50.00 US per hour) of standard industry rates; and ii) thereafter during the term of this Agreement at standard industry rates.

4.00 Licensee Obligations
     --------------------
4.01 Hosting Licensee shall host, on its equipment, all domains and files necessary to support the Affiliate Program and the Internet Store and shall serve banners for the Affiliate Program. If at any time during the term of this Agreement Licensee requests and QSL agrees to host the Affiliate Program and/or the Internet Store, QSL and Licensee will negotiate in good faith fees for such hosting services.

4.02 Compliance Licensee shall: i) comply with all applicable present and future federal, state and local laws, ordinances and regulations; ii) refrain from engaging in any unfair competitive practices, including without limitation bait and switch; and iii) immediately forward to QSL any information concerning charges, complaints, or claims of damage to any of the Affiliate Program or Internet Store service that may come to Licensee's attention.

4.03 System Requirements Licensee acknowledges and agrees that the Affiliate Program and the Internet Store require, and Licensee will use, the system requirements set out in Schedule "B" hereto. Such system requirements are subject to change and upgrade at Licensee's expense within thirty (30) days of notification of change by QSL to Licensee, and as required to accommodate new affiliates/customers/sites added under the Affiliate Program and/or the Internet Store. The system requirements set out Schedule "C" and as changed and upgraded from time to time are called "System Requirements".

4.04 NT Domain Access Licensee shall provide to QSL complete access to the NT domain on which Internet Store resides via a one-way trust relationship to Internet Store Domain.

4.05 SSL Keys Licensee shall provide SSL keys and SSL Virtual Directory for Licensee Checkout, Merchant administration and site administration (can be obtained through Verisign).

4.06 Licensee/End-user Support Licensee shall provide technical support to affiliates under the Affiliate Program, to Internet Store customers and to their respective end-users.

5.00     License Fee/Royalties
         ---------------------
5.01 License Fee/Royalties. Licensee shall pay to QSL the following license fees and royalties:

         a) a license fee consisting of four hundred thousand (400,000) common shares of Licensee ("Common Shares") issuable upon execution of this Agreement;

         b) a further license fee consisting of options, issuable upon execution of this Agreement and exercisable for a 5 year period from date of grant, to purchase one hundred and twenty-five thousand (125,000) common shares ("Option Shares") of Licensee at the exercise price of Two Dollars and Twenty-Five Cents US ($2.25 US) per share ("Options"); and

         c) commissions equal to three (3%) percent of all Website Revenues. As used herein, "Website Revenues" means gross proceeds received by Customer during the term of this Agreement from any source as a result of Customer's use and distribution of the Affiliate Program and the Internet Store. Without limitation such revenues shall include revenue, commissions and revenue share received by Customer from or in connection with:
                           -sales of Customer and/or third party products and/or services from Customer's Internet Store(s) and from Internet Stores set up by Customer's Internet Store customers;
                           -sales of Customer and/or third party products and/or services through affiliates;
                           -advertising revenues;
                           -customer list rental revenues;
                           -per minute telephone charges;
                           -all other revenue, commission and/or revenue share that arises as a direct or indirect result of this Agreement.

5.02 Piggyback Registration of Common Shares and Options. If at any time from the date of this Agreement up to the date when all of the Common Shares and the Option Shares have been sold by QSL, Licensee proposes to register any of its securities under the Securities Act, Licensee shall give written notice of its intention to do so to QSL and shall permit QSL to include the Common Shares, the Options and the Option Shares in Licensee's registration statement, at no cost or expense to QSL.

5.03 Quarterly Reports. Within thirty (30) days after March 31, June 30, September 30 and December 31 of each year, Licensee shall submit to QSL an accurate written report, setting forth the amount of Website Revenues received by Licensee during the preceding quarter and the royalty, if any, payable. The report shall be accompanied by full payment of the royalty, if any, payable under section 5.01 of this Agreement. Licensee shall pay interest on overdue royalties at the rate of one and one-half percent (1.5 %) per month.

5.05 Records. Licensee shall keep true records of account including copies of invoices, affiliate reports and other records in sufficient detail to enable the royalties payable hereunder to be determined, maintaining such invoices and records for a period of three (3) years after their creation, and further agrees that it will permit such invoices and records to be audited at any reasonable time during business hours, no more frequently than annually, by an independent certified public accountant selected by QSL and reasonably acceptable to Licensee. The cost of such audit shall be paid by QSL provided that Licensee shall pay the reasonable costs of the audit if the audit reveals any under payment which, in the aggregate, is greater than five (5%) per cent of the royalty actually due for the period being audited. If such audit shows additional royalties to be due Licensee shall within thirty (30) days from the date of the audit report pay the additional amount. If such audit shows an over payment of royalties, QSL shall within thirty (30) days from the date of the audit report refund the amount of the overpayment to Licensee.

6.00     Trademark and Usage
         -------------------

6.01 Use of QSL Trademarks by Licensee. Subject to the terms and conditions of this Agreement, QSL hereby grants to Licensee a non-exclusive worldwide license to use QSL's trademarks which may be provided from time to time by QSL in connection with use of the Affiliate Program and the Internet Store hereunder ("QSL Trademarks"). Licensee agrees to use the QSL trademarks in accordance with QSL's trademark usage policies.

6.02 Use of Licensee Trademarks by QSL. Licensee hereby grants to QSL the worldwide, royalty-free right to use Licensee's trademarks ("Licensee Trademarks") in connection with advertising, marketing and public relations relating to the Software.

7.00     Termination
         -----------

7.01 Termination Due to Breach. If either party is in material breach of a material term of this agreement and if such breach shall continue unremedied for a period of thirty (30) days after written notice of such breach to the breaching party, the non-breaching party may thereafter immediately terminate this Agreement by written notice of such termination to the breaching party.

7.02 Other. Each party shall have the right to terminate this Agreement at any time upon insolvency of the other party, or after the filing by the other party of a petition in bankruptcy, or upon or after the filing of any petition or answer seeking reorganization, readjustment or rearrangement of the business of the other party under any law or any government regulations relating to bankruptcy or insolvency, or upon or after the appointment of a receiver for all or substantially all of the property of the other party, or upon or after the making by the other party of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution by the other party of any proceedings for the liquidation or winding-up of its business, or for the determination of its corporate charter; and upon the exercise of such right, this Agreement shall terminate fifteen (15) days after notice in writing to that effect has been given. This Agreement may be terminated upon mutual agreement of the parties.

7.03     Effects of Termination.
         -----------------------

         a) Termination of this Agreement shall include termination of all rights and licenses granted hereunder.
         b) No failure or delay on the part of a non-breaching party hereto to exercise its right of termination hereunder for any one or more defaults shall be construed to prejudice its right of termination for such or any other or subsequent default. Any termination as provided herein shall not in any way operate to limit any of the non-breaching party's rights or remedies, either at law or in equity, or to relieve the breaching party of any obligation accrued prior to such termination.

7.04 Survival. Articles 8.00, 9.00 and 10.00 and section 7.04 hereof shall survive termination of this Agreement.

8.00     Warranties
         ----------

8.01 QSL Warranties. QSL warrants and represents to Licensee that i) QSL has the power and authority to enter into this Agreement; and ii) to the best knowledge of QSL the Software as provided to Licensee and the QSL Trademarks do not infringe the intellectual property rights of any third party.

8.02 Licensee Warranties. Licensee warrants and represents to QSL that: i) Licensee has the power and authority to enter into this Agreement; ii) to the best knowledge of Licensee, Licensee Trademarks do not infringe the intellectual property rights of any third party; iii) Licensee is permitted by applicable law and regulations to enter into this Agreement and to engage in the activities contemplated hereunder and will remain in compliance with all applicable laws and regulations; and iv) Licensee and any of its customers which use the Affiliate Program and/or the Internet Store have or will have obtained all necessary consents or authorizations required to sell or license any product, content or service (collectively "Products"), and each such party shall warrant to Licensee, prior to using the Affiliate Program or the Internet Store, that the Products and distribution of same: A) will not infringe any patent, copyright, trade secret or other proprietary right of any third party; B) are not libelous and will not violate any rights or privacy and/or publicity of a third party; and C) will not otherwise give rise to any claim against QSL by Licensee, its customers or affiliates, or any third party under any law or any theory.

8.03 No Consequential Damages. Each party hereto agrees that under no circumstances shall the other party be liable to the other or any third party for incidental, special or consequential or similar damages (including lost profits) or related expenses arising out of or in connection with this Agreement even if such other party has been notified of the possibility of such damages. Notwithstanding any other provision of this Agreement, QSL's maximum liability for damages shall be limited to payments made by Licensee to QSL under this Agreement.

8.04     Limitation of Liability/Disclaimer

         a) QSL MAKES NO REPRESENTATIONS THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. QSL HAS NO RESPONSIBILITY FOR THE CONTENT, QUALITY OR ACCURACY OF THE PRODUCTS, SERVICES OR WEBSITES OF LICENSEE, AFFILIATES USING THE AFFILIATE PROGRAM OR CUSTOMERS USING THE INTERNET STORE. UNDER NO CIRCUMSTANCE WILL QSL BE RESPONSIBLE FOR THE TRANSACTIONS OR

NEGLIGENCE OF LICENSEE, AFFILIATES USING THE AFFILIATE PROGRAM OR CUSTOMERS USING THE INTERNET STORE.

         b) Licensee agrees that there are no representations, warranties or conditions (express or implied, oral or written) such as but not limited to warranties of merchantability and fitness for a particular purpose, made by QSL in connection with the Software.

         c) QSL HEREBY DISCLAIMS ANY AND ALL LIABILITY FOR CLAIMS, ACTIONS, DAMAGES, SETTLEMENTS, COSTS AND EXPENSES WHICH MAY ARISE AS A RESULT OF OR IN CONNECTION WITH USE BY LICENSEE OF SYSTEMS WHICH ARE NOT IN CONFORMANCE WITH SYSTEM REQUIREMENTS AS SET OUT IN SECTION 4.03 HEREOF.

9.00     Indemnification
         ---------------

9.01 Indemnification. Each party shall defend, indemnify and hold harmless the other party, including its officers, directors, agents, technology partners and employees from any and all third-party claims, liabilities, costs or expenses, including reasonable attorney's fees ("Claims") resulting from the indemnifying party's breach of any of the agreements, representations or warranties in this Agreement. Each party agrees to : i) promptly notify the other party in writing of any Claim or potential Claim and shall give the other party the opportunity to defend or negotiate a settlement of any such Claim at such other party's expense; and ii) co-operate fully with the other party, at such other party's expense, in settling or defending such Claim. QSL reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by QSL hereunder, and in such event QSL shall have no further obligation to provide indemnification for such matter hereunder.

10.00    Confidential Information/Ownership
         ----------------------------------

10.01 Proprietary Rights Notices. Licensee shall not remove, modify, obscure or otherwise alter any copyright, patent, trademark or other similar notices which appear on the Software.

10.02 Ownership. All right, title and interest, other than the rights and licenses explicitly granted to Licensee in this Agreement, in and to QSL Intellectual Property Rights shall remain with and accrue solely to QSL. Any improvements made by Licensee to QSL Intellectual Property Rights shall be owned by QSL

11.00    Notice
         ------

11.01 Notice. Any notice required to be given hereunder shall be in writing and shall be sent by personal delivery or, except during any period when postal service in interrupted, by prepaid registered mail, certified mail or overnight courier or by telecopy ("other communication") addressed as follows:

           If to Licensee:          New Age Cities.Com Inc.
                                    4910 Blue Lake Drive
                                    Boca Raton, FL  33431
                                    Attention:  Kenneth Shenkman

           If to QSL:               400 - 3115 12th Street NE
                                    Calgary, AB  T2E 7J2
                                    Attention:  Ms. Joanna Varvos, Legal Counsel
                                    Fax: (403) 250-1521

11.02 Deemed Receipt. Notices shall be deemed received as follows: I) if given by registered mail or certified mail notice shall be deemed to have been received by the party to whom it was addressed on the date falling seven business days following the date upon which it was sent; ii) if personally delivered during normal business hours, when so delivered; or iii) if sent by courier, by next business day; and iv) if given by other communication on the day of transmission unless such day is not a business day in which case the next following business day. QSL and Licensee may change the address designated from time to time, by notice in writing to the other party.

12.00    Successors and Assigns
         ----------------------

12.01 Assignment. This Agreement shall not be directly or indirectly assigned, transferred or shared by Licensee to or with any individual, firm, corporation or other entity without the prior written consent of QSL, which consent will not be unreasonably withheld. The assignee shall expressly assume all of the obligations and liabilities of Licensee under this Agreement, and Licensee shall remain liable and responsible to QSL for the performance and observance of all obligations and liabilities under this Agreement.

12.02 Enurement. This Agreement shall enure to the benefit of and shall be binding upon the successors and assigns of QSL.

13.00    Miscellaneous Provisions
         ------------------------

13.01 Infringement Actions. Nothing contained in this Agreement shall be construed as imposing an obligation upon either party to bring or prosecute actions or suits against third parties for infringement.

13.02 Governing Law. It is the intention of the parties hereto that this Agreement shall be construed and interpreted in accordance with the laws of the Province of Alberta.

13.03 Partial Invalidity. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

13.04 Waiver. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

13.05 Promotion. QSL reserves the right to associate the Website in advertising, promotion and marketing campaigns on behalf of the Software.

13.06 Successor Corporation. "Licensee" as used herein includes any successor corporation which may be formed in connection with any merger, acquisition, reorganization or similar transaction to which Licensee hereunder may become a party, and any such successor shall be entitled to all of the rights and benefits, and shall be liable for all of the obligations and liabilities, of the Licensee hereunder.

13.07 Entire Agreement. This Agreement is the entire agreement and supersedes all other agreements between the parties, whether oral or written, or advertising representations, in connection with the subject matter hereof. This Agreement shall not be subject to change or modification except by the execution of another agreement in writing subscribed to by the parties hereto.

13.08 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

         IN TESTIMONY WHEREOF, each of the parties has caused this instrument to be duly executed on its behalf by a duly authorized officer.


         QSOUND LABS, INC.                    NEW AGE CITIES.COM INC.


By:                                           By:
   --------------------------------              -------------------------------
       David Gallagher                               Kenneth Shenkman

Title:   President                            Title:     President
      -----------------------------                 ----------------------------


agreement/license/internetmarketingprogram/nact.commarch30

                        SCHEDULE "A" TO LICENSE AGREEMENT
             BETWEEN QSOUND LABS, INC. AND NEW AGE CITIES.COM, inc.
                              DATED MARCH 30, 1999.


                       Internet Affiliate Marketing System
                       -----------------------------------


Affiliate Component
-------------------

-real time statistics reporting of impressions, clicks, click-throughs and sales.
-real time performance reports (including conversion ratios) on individual, group, product or affiliate basis -reports customizable by time period, by product, by affiliate -affiliates can carry multiple products -scalable commission structure -multi-tiered referral system

Banner tracking
---------------

-combines with banner-serving component to enhance accuracy of statistics and reports
-real time reporting of impressions, clicks, click-throughs and sales
-real time performance reports on individual, group, product, affiliate or Merchant basis

Merchant component
------------------

-real time statistics reporting of affiliate impressions, clicks, click-throughs and sales -real time performance reports (including conversion ratios) on individual, group, product or affiliate basis -multi-tiered referral tracking
-allows for multiple Merchant affiliate programs

Banner Serving
--------------

-banner delivery service
-incorporates into tracking system to enhance accuracy of statistics and reports

                              Internet Store System
                              ---------------------

KEY FEATURES OF INTERNET STORE 4.5

o        Easy-to-use for both consumers and businesses
o        Low cost (as low as $29 per month)
o        Can be managed from anywhere Internet access is available
o        No additional software to load (only browser and internet connection req.)
o        Fully secure merchant access for administration (voted most powerful by
                  PC Magazine this November)
o        Drag and Drop ftp transfer of graphic images and logos
o        Up to 8 "extended attributes" configurable for each item
o        Fully implemented shopping cart function
o        Merchant can create unlimited shipping tables by weight or value
o        Individual shipping tables can be assigned by part number
o        Automatically calculates shipping costs
o        Transactions processed by Cybercash
o        Merchant site can be updated at any time
o        Seamless integration with existing web site or as a stand-alone web site
o        Fully supports HTML tags
o        Full support for Java and ActiveX
o        Full support for MIDI, AVI, MPG
o        Automated registration of top level domain name
o        Member data base
o        Technical support seven-days-a-week


Merchant Activation Features
----------------------------

Merchant Selectivity for credit card authorization              Can use Internet Store's credit card authorizations, your
Address Verification                                            system, or both. When customer makes an entry error, they are immediately notified.


Domain Name Registration                                        Immediate online registration of your domain name.

Simple File Transfer                                            "Drag and Drop" File transfer from local computer to Internet Store.

Multiple Product Attributes                                     Definable by merchant, for products that have multiple selling features.

Sales Tax Calculation*                                          Automatically calculates sales tax according to your order/shipping location.

Voice Access to Technical Support                               "live" phone technical support.

Import and export information                                   Entering information is simplified with this Internet Store feature.


Basic Features
--------------

On-line merchant subscription and web site setup                Visit www.virtualspin.com and use an on-line form to place your
in real time                                                    subscription starting at 6 months.

Easy to learn and use and sites can be set-up in a              Internet Store was designed with simplicity in mind. Easy to follow instructions

                                       10

matter of hours                                                 are available at www.virtualspin.com, as well as a phone support desk.

Low cost                                                        Since you control your web site's design, with Internet Store, design costs are kept at a minimum.

Site maintenance anywhere Internet access exists--              On any computer platform that has an Internet connection, your site
no additional software to load--Site updates any                can be modified, updated, or completely re-done, from anywhere in
time with changes made in real time                             the world. Your access password is all that is needed! Customers see the changes as soon as they visit your site.


Fully secure merchant access for site maintenance--             A fully implemented security system has been designed by Internet
secure hosting by Virtual Spin(TM), merchant, or other          Store to keep security tight. All ISP's who host Internet Store, are
ISP                                                             compliant to the requirements established by Virtual Spin.


Fully implemented shopping cart feature                         On every catalog page, the shopping cart icon lets you add items as you shop.  This "order" icon is a customizable and user selectable

Unlimited shipping table creation by weight or                  Your shipping tables are totally customizable. Each Internet Store
value--Individual shipping table assignment by part             product can have different set of shipping options. Once the
number--Internet Store automatically calculates                 Internet Store item is fully designed, and a customer selects the
shipping costs                                                  item, the customer has the option of choosing which shipping method they prefer, and can compare shipping costs, as they shop!

Secure transactions (SSL)                                       All Internet Store sites are securely licensed, for safe
                                                                shopping with a credit card--credit card transactions are
                                                                safe over Internet Store sites.


Seamless integration with existing web site or as a             The Internet Store site is so well put together, that you do not
stand alone web site                                            need another site to supplement your on-line catalog. If you already have a site, Internet Store enhances it!


Fully supports HTML tags, Java and activeX                      When you enter text in a Internet Store site you can add HTML, Java, or ActiveX tags, which enhance the format of the characters, making them bold, or animated, for example.

Sales information tracking for promotion                        Navigation reports can be generated to show you which pages are most
strategies: customer list, navigation patterns, etc.            often  hit, as customers purchase products, a client list is generated for a possible sales tool.

Live phone technical support.                                   Personal and on-line support is always available through Virtual
                                                                Spin.


                                   E-Commerce
                                   ----------

QSL provides credit card verification and authorization services in connection with the Affiliate Program and the Internet Store.

                        SCHEDULE "B" TO LICENSE AGREEMENT
             BETWEEN QSOUND LABS, INC. AND New Age Cities.Com, INC.
                              DATED MARCH 30, 1999.


                          LICENSEE SYSTEM REQUIREMENTS
                          ----------------------------


                         AFFILIATE PROGRAM REQUIREMENTS
                         ------------------------------


         Operating system software:   Windows NT 4.0 SP4
         Web server software:         Windows llS 4.0
         Server software"             Microsoft SQL 6.5 or 7.0
         Minimum disk space:          4.5G mirrored
         Recommended disk space:      9G RAID
         Minimum memory:              256 MB RAM
         Recommended memory:          712 MG RAM


                           Internet Store Requirements
                           ---------------------------


Internet Store Hardware Minimum Requirements:

Intel P2-350 CPU - Preferably a Dual P2 System 128 MB Ram - Highly recommend 256mb or higher 1mb PCI SVGA Card - Preferably 2mb PCI 1.44 Floppy Drive
3 4 Gig Fast SCSI Wide Drives Striped with Parity or a Hardware RAID Card. 10mb NIC - Preferable a 100mb NIC - Recommend 3com with NT. (You are going to need at least 3 GIG to start out, due to SQL databases, and Log Archives)

Internet Store Software Minimum Requirements:
Microsoft Windows NT 10 User minimum
Microsoft SQL Server 6.5 5 User minimum
PcAnywhere 8.0 Host Only
Most updated Service packs available

Important Notes:
Internet Store requires that no proxies be installed between it and the Internet. Packet Filtering is fine with the exception of some ports. Internet Store requires a static (dedicated) IP address. You will need an SSL Key from Verisign- http://www.verisign.com . Note-You will need your company's DUNS #. This is the most common hold back.

Things that help out the process of an installation:

NT Server setup, with IIS 3 FTP and WWW Services installed. Gopher not necessary.
SQL Server 6.5 setup, with a 50mb Master Database. 1 Gig Database called Cartdb, 500mb Database called Cartdb_Archive with a 300mb Log File is usually a good place to start.

Information Necessary to complete an installation:

o        Internic Mission statement, for NEW domains for internic templates.
o        Internic Mission statement for domain MODIFIES for internic templates.
o        DNS Server 1 name and IP address. Ex. NS1.virtualspin.com-207.173.88.1
o        DNS Server 2 name and IP address. Ex. NS2.virtualspin.com-207.173.88.3
o        Internic Administrative Contact NIC Handle Ex. AN23-ORG
o        Internic Technical Contact NIC Handle Ex. AN23-ORG
o        Network Bandwidth - T1, 256k, DS3
o Firewall - Yes/No - Type - Ex. Packet Filtering, Borderware, Firewall 1, Microsoft Proxy Server (Cannot have a proxy, or be using NAT as noted above.)
o        Technical Contact Name-Phone Number/Fax Number - and Email name. Ex.
         Cybercash@yourdomain.com
o        Static IP Address
o        Server Name
o        Mail Server FQDN
o        Internet Domain Name that you are going to use. (For Virtual Sites/SSL, etc.)
o Email Addresses need to be setup: These can change, they are just the most common.
1.       Cybercash@domain.com
         --------------------
2.       nicadmin@domain.com
         -------------------
3.       nocadmin@domain.com
         -------------------
4.       cartalog@domain.com
         -------------------
o        Administrator Equivelant Username/password setup to be provided by host


Personnel Required

On-staff or persons expert in:
         Microsoft NT 4.0 server
         PCP/IP
         SQL Server 6.5
         hardware repair
         CARTALOGU